Exhibit 10.2

Supplemental Agreement to Share Subscription Agreement

This supplemental agreement (this “Agreement”) to the share subscription agreement dated June 3, 2022 (the “Share Subscription Agreement”) is signed by the Party A and Party B (together, the “Parties”) on October 19, 2022. Unless otherwise specified, terms used in this Agreement shall have the same meaning as those defined in the Share Subscription Agreement.

Party A:	Unex Holdings Inc.
Address:	31-A2, Jalan 5-32A
6 1/2 Miles Off Jalan Kepong

Party B:	Wong Hon Wai
Malaysia Passport Number:	******
Address:	******

WHEREAS:

A.	Pursuant to the Share Subscription Agreement, Party A has agreed to issue and sell and Party B has agreed to subscribed for and to purchase, 5,000 shares of common stock of Party A, at a purchase price of US$2.50 per share, for an aggregate purchase price of US$12,500.00.

B.	Subject to Clause 2.2 of the Share Subscription Agreement, the Closing shall take place remotely by electronic means (i) five (5) business days from the date of the Share Subscription Agreement, or (ii) any other date as may be agreed by the Subscriber and the Company in writing (the “Closing Date”).

IT IS HEREBY AGREED AS FOLLOWS:-

1.	The Parties hereby agree that the Closing shall take place remotely by electronic means on November 1, 2022.

2.	All other provisions in the Share Subscription Agreement shall remain unchanged and in full force and effect. In the event of any inconsistency between the Share Subscription Agreement and this Agreement, the provisions of this Agreement shall prevail.

3.	This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to any choice or conflict of law provision or rule thereof.

(Signature page follows)

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Party A

/s/ Low Wai Koon
For and on behalf of
Unex Holdings Inc.

Party B

/s/ Wong Hon Wai
Wong Hon Wai

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